As filed with the Securities and Exchange Commission on March 17, 2015

Registration No. 333-193149
Registration No. 333-174025
Registration No. 333-158925
Registration No. 333-150668
Registration No. 333-133817
Registration No. 333-117939
Registration No. 333-117937
Registration No. 333-117936
Registration No. 333-117935
Registration No. 333-65176
Registration No. 333-43584
Registration No. 333-43580
Registration No. 333-94157
Registration No. 333-94155
Registration No. 333-70407
Registration No. 333-64559
Registration No. 333-25891
Registration No. 333-09091
Registration No. 333-04859
Registration No. 33-66874
Registration No. 33-48908
Registration No. 33-44770
Registration No. 33-29528
Registration No. 33-29527

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-193149

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-174025

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-158925

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-150668

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-133817

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-117939

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-117937

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-117936

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-117935

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-65176

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-43584

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-43580

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-94157

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-94155

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-70407

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-64559

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-25891

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-09091

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-04859

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 33-66874

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-48908

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-44770

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 33-29528

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 33-29527

ALLERGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-01622442
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2525 Dupont Drive

Irvine, California 92612-1599

(Address of Principal Executive Offices)

ALLERGAN IRISH SHARE PARTICIPATION SCHEME

ALLERGAN, INC. 2011 INCENTIVE AWARD PLAN

ALLERGAN, INC. SAVINGS AND INVESTMENT PLAN (RESTATED 2008), AS AMENDED

ALLERGAN, INC. 2008 INCENTIVE AWARD PLAN

ALLERGAN, INC. 2003 NONEMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

ALLERGAN, INC. EXECUTIVE DEFERRED COMPENSATION PLAN (AMENDED AND RESTATED

AS OF JANUARY 1, 2003), AS AMENDED

ALLERGAN, INC. SAVINGS AND INVESTMENT PLAN (RESTATED 2003), AS AMENDED

ALLERGAN, INC. 2003 NONEMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

ALLERGAN, INC. 1989 INCENTIVE COMPENSATION PLAN, AS AMENDED

ALLERGAN, INC. 2001 PREMIUM PRICED STOCK OPTION PLAN

ALLERGAN PHARMACEUTICALS (IRELAND) LTD., INC. SAVINGS RELATED SHARE OPTION

SCHEME (2000)

ALLERGAN, INC. 1989 NONEMPLOYEE DIRECTOR STOCK PLAN

ALLERGAN, INC. EXECUTIVE DEFERRED COMPENSATION PLAN

ALLERGAN, INC. DEFERRED DIRECTORS’ FEE PROGRAM

ALLERGAN, INC. STOCK PRICE INCENTIVE PLAN

ALLERGAN, INC. 1989 INCENTIVE COMPENSATION PLAN

ALLERGAN, INC. SAVINGS AND INVESTMENT PLAN

EMPLOYEE RECOGNITION AWARD PLAN

1989 INCENTIVE COMPENSATION PLAN

SAVINGS AND INVESTMENT PLAN

1989 NONEMPLOYEE DIRECTOR STOCK PLAN

(Full Title of the Plans)

A. Robert D. Bailey Chief Legal Officer and Corporate Secretary Actavis plc Morris Corporate Center III 400 Interpace Parkway Parsippany, New Jersey 07054 (862) 261-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Allergan, Inc. (the “Registrant”), is filing this Post-Effective Amendment to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold under such Registration Statements.

(1)	Registration Statement No. 333-193149, filed with the Securities Exchange Commission (the “Commission”) on December 31, 2013, registering the offer and sale of 150,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Registrant’s Allergan Irish Share Participation Scheme;

(2)	Registration Statement No. 333-174025, filed with the Commission on May 6, 2011, registering the offer and sale of 21,821,946 shares of the Registrant’s Common Stock issuable pursuant to the Registrant’s 2011 Incentive Award Plan;

(3)	Registration Statement No. 333-158925, filed with the Commission on April 30, 2009, registering the offer and sale of 2,500,000 shares of the Registrant’s Common Stock, issuable pursuant to the Registrant’s Savings and Investment Plan (Restated 2008), as amended;

(4)	Registration Statement No. 333-150668, filed with the Commission on May 6, 2008, registering the offer and sale of 22,500,000 shares of the Registrant’s Common Stock issuable pursuant to the Registrant’s 2008 Incentive Award Plan;

(5)	Registration Statement No. 333-133817, filed with the Commission on May 4, 2006, registering the offer and sale of 350,000 shares of the Registrant’s Common Stock issuable pursuant to the Registrant’s 2003 Nonemployee Director Equity Incentive Plan;

(6)	Registration Statement No. 333-117939, filed with the Commission on August 4, 2004, registering $65,000,000 in deferred compensation obligations of the Registrant pursuant to the Registrant’s Executive Deferred Compensation Plan (Amended and Restated as of January 1, 2003), as amended;

(7)	Registration Statement No. 333-117937, filed with the Commission on August 4, 2004, registering the offer and sale of 500,000 shares of the Registrant’s Common Stock issuable pursuant to the Registrant’s Savings and Investment Plan (Restated 2003), as amended;

(8)	Registration Statement No. 333-117936, filed with the Commission on August 4, 2004, registering the offer and sale of 250,000 shares of the Registrant’s Common Stock issuable pursuant to the Registrant’s 2003 Nonemployee Director Equity Incentive Plan;

(9)	Registration Statement No. 333-117935, filed with the Commission on August 4, 2004, registering the offer and sale of 16,000,000 shares of the Registrant’s

Common Stock, issuable pursuant to the Registrant’s 1989 Incentive Compensation Plan, as amended;

(10)	Registration Statement No. 333-65176, filed with the Commission on July 16, 2001, registering the offer and sale of 2,400,000 shares of the Registrant’s Common Stock issuable pursuant to the Registrant’s 2001 Premium Priced Stock Option Plan;

(11)	Registration Statement No. 333-43584, filed with the Commission on August 11, 2000, registering the offer and sale of 300,000 shares of the Registrant’s Common Stock issuable pursuant to the Registrant’s Allergan Pharmaceuticals (Ireland) Ltd., Inc. Savings Related Share Option Scheme (2000);

(12)	Registration Statement No. 333-43580, filed with the Commission on August 11, 2000, registering the offer and sale of 50,000 shares of the Registrant’s Common Stock, issuable pursuant to the Registrant’s 1989 Nonemployee Director Stock Plan;

(13)	Registration Statement No. 333-94157, filed with the Commission on January 6, 2000, registering $12,500,000 in deferred compensation obligations of the Registrant pursuant to the Registrant’s Executive Deferred Compensation Plan;

(14)	Registration Statement No. 333-94155, filed with the Commission on January 6, 2000, registering $26,000,000 in deferred compensation obligations of the Registrant pursuant to the Registrant’s Deferred Directors’ Fee Program, as well as the offer and sale of 500,000 shares of the Registrant’s Common Stock, issuable pursuant to the Registrant’s Deferred Directors’ Fee Program;

(15)	Registration Statement No. 333-70407, filed with the Commission on January 11, 1999, registering the offer and sale of 18,431 shares of the Registrant’s Common Stock, issuable pursuant to the Registrant’s Stock Price Incentive Plan;

(16)	Registration Statement No. 333-64559, filed with the Commission on September 29, 1998, registering the offer and sale of 50,000 shares of the Registrant’s Common Stock, issuable pursuant to the Registrant’s 1989 Nonemployee Director Stock Plan;

(17)	Registration Statement No. 333-25891, filed with the Commission on April 25, 1997, registering the offer and sale of 5,000,000 shares of the Registrant’s Common Stock, issuable pursuant to the Registrant’s 1989 Incentive Compensation Plan;

(18)	Registration Statement No. 333-09091, filed with the Commission on July 29, 1996, registering the offer and sale of 500,000 shares of the Registrant’s Common Stock, issuable pursuant to the Registrant’s Savings and Investment Plan;

(19)	Registration Statement No. 333-04859, filed with the Commission on May 31, 1996, registering the offer and sale of 150,000 shares of the Registrant’s Common

Stock, issuable pursuant to the Registrant’s Allergan Irish Share Participation Scheme;

(20)	Registration Statement No. 33-66874, filed with the Commission on August 2, 1993, registering the offer and sale of 100,000 shares of the Registrant’s Common Stock, issuable pursuant to the Registrant’s Employee Recognition Award Plan;

(21)	Registration Statement No. 33-48908, filed with the Commission on June 30, 1992, registering the offer and sale of 5,000,000 shares of the Registrant’s Common Stock, issuable pursuant to the Registrant’s 1989 Incentive Compensation Plan;

(22)	Registration Statement No. 33-44770, filed with the Commission on December 24, 1991, registering the offer and sale of 470,000 shares of the Registrant’s Common Stock, issuable pursuant to the Registrant’s Savings and Investment Plan;

(23)	Registration Statement No. 33-29528, filed with the Commission on June 26, 1989, registering the offer and sale of 500,000 shares of the Registrant’s Common Stock, issuable pursuant to the Registrant’s Savings and Investment Plan; and

(24)	Registration Statement No. 33-29527, filed with the Commission on June 26, 1989, registering the offer and sale of 5,050,000 shares of the Registrant’s Common Stock, issuable pursuant to the Registrant’s 1989 Incentive Compensation Plan and 1989 Nonemployee Director Stock Plan.

On March 17, 2015, pursuant to the Agreement and Plan of Merger, dated November 16, 2014, among the Registrant, Actavis plc, an Irish public limited company (“Actavis”), and Avocado Acquisition Inc., a Delaware corporation and an indirect wholly owned subsidiary of Actavis (“Merger Sub”), Registrant merged with and into Merger Sub, with the Registrant being the surviving entity (the “Merger”).

In connection with the Merger, the Registrant has terminated all offers and sales of its securities registered pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by the Registrant to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Registrant hereby removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on the 17th day of March 2015.

ALLERGAN, INC.

Signature	Title	Date

/s/ A. Robert D. Bailey
A. Robert D. Bailey	President and Chairman of the Board (Principal Executive Officer)	March 17, 2015

/s/ Steve Kaufhold	Treasurer	March 17, 2015
Steve Kaufhold	(Principal Financial and Accounting Officer)

/s/ Maria Teresa Hilado	Director	March 17, 2015
Maria Teresa Hilado